IMMEDIATE RELEASE

TOWNSQUARE REPORTS SECOND QUARTER 2018 RESULTS

Greenwich, CT - August 8, 2018 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") today announced its financial results for the second quarter ended June 30, 2018.

“We are pleased to announce that our second quarter financial results exceeded our previously issued guidance, continuing the momentum we experienced in the first quarter of the year. In the first six months of 2018, net revenue increased 2.6%, and 2.2% excluding political revenue, and Adjusted EBITDA increased 6.6%,” commented Bill Wilson, Co-Chief Executive Officer of Townsquare. “Our second quarter and year to date revenue growth was primarily the result of the continued stability in our broadcast products and the strong revenue growth of our digital solutions.”

“Through internal reorganization and the divestiture of North American Midway Entertainment, we have concluded the strategic reset that we initiated in late 2017 and have largely reoriented the Company towards the stability, profitable growth, and cash generation of the advertising, marketing solutions, and live events businesses in our local market footprint,” commented Dhruv Prasad, Co-Chief Executive Officer of Townsquare. “Our strong performance in the first half of this year reinforces that this was the right strategy, and we remain committed to this plan moving forward.”

The Company also announced today that its Board of Directors approved a quarterly cash dividend of $0.075 per share. The dividend will be payable on November 15, 2018 to shareholders of record as of the close of business on September 27, 2018.

Second Quarter Highlights*

•	As compared to the second quarter of 2017:

•	Net revenue increased 1.9%, or 1.3% excluding political revenue

•	Net income decreased 70.6%, and net income from continuing operations increased 29.2%

•	Adjusted EBITDA increased 1.3%

•	Townsquare Interactive net revenue increased 17.3%

•	Diluted net income per share from continuing operations and diluted Adjusted Net Income Per Share were $0.36 and $0.38, respectively

•	Townsquare Interactive added 850 net subscribers, ending the quarter with approximately 13,650 subscribers

•	Record breaking, sellout audience of nearly 70,000 at the 6th Annual Taste of Country Music Festival in Hunter, NY

Year to Date Highlights*

•	As compared to the six months ended June 30, 2017:

•	Net revenue increased 2.6%, and 2.2% excluding political revenue

•	Adjusted EBITDA increased 6.6%

•	Townsquare Interactive net revenue increased 16.6%

•	Repaid $9.5 million of long-term debt

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Quarter Ended June 30, 2018 Compared to the Quarter Ended June 30, 2017

Net Revenue
Net revenue for the quarter ended June 30, 2018 increased $2.3 million, or 1.9%, to $119.6 million, as compared to $117.3 million in the same period last year. Excluding political revenue, net revenue increased $1.5 million, or 1.3%, to $118.3 million, as compared to $116.7 million in the same period last year.

Net Income
Net income for the quarter ended June 30, 2018 decreased $3.9 million, or 70.6%, to $1.6 million, as compared to $5.6 million in the same period last year. Net income from continuing operations for the quarter ended June 30, 2018 increased $2.3 million or 29.2%, to $10.1 million, as compared to $7.8 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2018 increased $0.4 million, or 1.3%, to $27.9 million as compared to $27.5 million in the same period last year.

Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

Net Revenue
Net revenue for the six months ended June 30, 2018 increased $5.3 million, or 2.6%, to $207.6 million, as compared to $202.2 million in the same period last year. Excluding political revenue, net revenue increased $4.3 million, or 2.2%, to $205.5 million, as compared to $201.2 million in the same period last year.

Net (Loss) Income
Net (loss) income for the six months ended June 30, 2018 decreased $27.5 million, to a net loss of $25.0 million, as compared to net income of $2.6 million in the same period last year. Net income from continuing operations increased $4.4 million, or 52.4%, to $12.9 million, as compared to $8.5 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2018 increased $2.8 million, or 6.6%, to $44.8 million, as compared to $42.1 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2018, we had a total of $62.4 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of June 30, 2018, we had $562.4 million of outstanding indebtedness, representing 5.7x and 5.4x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2018 of $92.7 million.

The table below presents a summary, as of August 7, 2018, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	14,248,526	One vote per share.
Class B common stock	3,011,634	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,874,177

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2018 financial results on Wednesday, August 8, 2018 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13681353. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through August 15, 2018. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13681353. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 320 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 13,650 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 200 live events with over one million attendees each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic regional and national events such as the Taste of Country Music Festival, WE Fest, Country Jam, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, goodwill and other intangible impairment charges, net (loss) income from discontinued operations, net of income taxes, net gain (loss) on sale and retirement of assets, and other expense (income) net. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of income taxes, transaction costs, business realignment costs, goodwill and other intangible impairment charges, net (loss) income from discontinued operations, net of income taxes, and net (gain) loss on sale and retirement of assets. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss), or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$62,444	$61,205
Accounts receivable, net of allowance of $1,735 and $1,079, respectively	67,122	61,558
Prepaid expenses and other current assets	10,670	7,540
Current assets held for sale	—	879
Current assets of discontinued operations	256	7,222
Total current assets	140,492	138,404
Property and equipment, net	107,892	104,030
Intangible assets, net	494,723	495,501
Goodwill	241,888	241,888
Investments	11,292	8,092
Other assets	11,258	8,965
Long-term assets of discontinued operations	—	59,478
Total assets	$1,007,545	$1,056,358
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,478	$13,442
Current portion of long-term debt	5	9,524
Deferred revenue	12,248	17,281
Accrued expenses and other current liabilities	25,472	24,919
Accrued interest	4,631	5,699
Current liabilities of discontinued operations	3,038	2,440
Total current liabilities	64,872	73,305
Long-term debt, less current portion (net of deferred finance costs of $5,948 and $6,803, respectively)	556,470	555,618
Deferred tax liability	26,887	26,283
Other long-term liabilities	8,975	9,390
Long-term liabilities of discontinued operations	—	10,682
Total liabilities	657,204	675,278
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,248,526 and 13,819,639 shares issued and outstanding, respectively	138	138
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,011,634 and 3,022,484 shares issued and outstanding, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	185	185
Additional paid-in capital	363,817	367,041
Retained earnings (deficit)	(14,158)	13,265
Accumulated other comprehensive loss	—	(532)
Non-controlling interest	497	1,121
Total stockholders’ equity	350,341	381,080
Total liabilities and stockholders’ equity	$1,007,545	$1,056,358

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net revenue	$119,577	$117,303	$207,568	$202,232

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	84,434	83,186	149,790	148,167
Depreciation and amortization	4,628	5,158	9,229	9,946
Corporate expenses	7,290	6,635	12,939	11,984
Stock-based compensation	246	175	436	356
Transaction costs	677	189	837	389
Net (gain) loss on sale and retirement of assets	(76)	716	(398)	715
Total operating costs and expenses	97,199	96,059	172,833	171,557
Operating income	22,378	21,244	34,735	30,675
Other expense:
Interest expense, net	8,532	7,990	16,960	16,243
Other expense, net	48	40	80	75
Income from continuing operations before income taxes	13,798	13,214	17,695	14,357
Provision from income taxes	3,723	5,414	4,818	5,906
Net income from continuing operations	10,075	7,800	12,877	8,451
Net loss from discontinued operations, net of income taxes	(8,441)	(2,237)	(37,833)	(5,895)
Net income (loss)	$1,634	$5,563	$(24,956)	$2,556

Net (loss) income attributable to:
Controlling interests	$1,335	$5,137	$(25,510)	$2,106
Non-controlling interests	299	426	554	450

Basic income (loss) per share:
Continuing operations	$0.54	$0.42	$0.69	$0.46
Discontinued operations	$(0.45)	$(0.12)	$(2.04)	$(0.32)

Diluted income (loss) per share:
Continuing operations	$0.36	$0.27	$0.47	$0.30
Discontinued operations	$(0.31)	$(0.08)	$(1.37)	$(0.21)

Weighted average shares outstanding:
Basic	18,633	18,470	18,563	18,450
Diluted	27,611	28,445	27,541	28,498

Cash dividend declared per share	$0.075	$—	$0.150	$—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(24,956)	$2,556
Loss from discontinued operations	(37,833)	(5,895)
Income from continuing operations	12,877	8,451
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	9,229	9,946
Amortization of deferred financing costs	761	851
Deferred income tax benefit	4,818	5,906
Provision for doubtful accounts	1,518	1,112
Stock-based compensation expense	436	356
Trade activity, net	(7,341)	(5,009)
Non-cash interest expense	(10)	—
Write-off of deferred financing costs	97	83
Net (gain) loss on sale and retirements of assets	(398)	715
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,845)	(5,905)
Prepaid expenses and other assets	(2,891)	(2,294)
Accounts payable	2,244	(2,658)
Accrued expenses	(6,600)	1,484
Accrued interest	(1,037)	(5)
Other long-term liabilities	(416)	(416)
Net cash provided by operating activities - continuing operations	9,442	12,617
Net cash used in operating activities - discontinued operations	(8,208)	(11,190)
Net cash provided by operating activities	1,234	1,427
Cash flows from investing activities:
Purchase of property and equipment	(8,760)	(8,415)
Payments for acquisitions, net of cash received	(3,724)	(2,157)
Acquisition of intangibles	—	(150)
Proceeds from insurance settlement	—	—
Proceeds from sale of assets	1,923	172
Net cash used in investing activities - continuing operations	(10,561)	(10,550)
Net cash provided by (used in) investing activities - discontinued operations	22,592	(3,919)
Net cash provided by (used) in investing activities	12,031	(14,469)
Cash flows from financing activities:
Repayment of long-term debt	(9,519)	(6,662)
Dividend payments	(2,061)	—
Deferred financing costs	(2)	(432)
Proceeds from exercise of employee stock options	—	346
Cash distributions to non-controlling interests	(514)	(49)
Repayments of capitalized obligations	(3)	(88)
Net cash used in financing activities - continuing operations	(12,099)	(6,885)
Net cash used in financing activities - discontinued operations	(19)	(563)
Net cash used in financing activities	(12,118)	(7,448)
Net effect of foreign currency exchange rate changes from discontinued operations	92	22
Net increase (decrease) in cash and restricted cash	1,239	(20,468)
Cash and restricted cash:
Beginning of period	61,205	51,540
End of period	$62,444	$31,072

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Supplemental Disclosure of Cash Flow Information from continuing operations:
Cash payments:
Interest	$17,176	$15,314
Income taxes	1,449	552

Supplemental Disclosure of Non-cash Activities:
Dividends declared during the period	$2,123	$—

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2018 and 2017, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Income from continuing operations	$10,075	$7,800	$12,877	$8,451
Loss from discontinued operations	(8,441)	(2,237)	(37,833)	(5,895)
Net income (loss)	1,634	5,563	(24,956)	2,556
Provision for income taxes	3,723	5,414	4,818	5,906
Income (loss) before taxes	5,357	10,977	(20,138)	8,462
Transaction costs	677	189	837	389
Net (gain) loss on sale and retirement of assets	(76)	716	(398)	715
Net loss from discontinued operations, net of income taxes	8,441	2,237	37,833	5,895
Adjusted income before taxes	14,399	14,119	18,134	15,461
Provision for income taxes	3,922	5,769	4,940	6,317
Adjusted Net Income	$10,477	$8,350	$13,194	$9,144

Adjusted Net Income Per Share
Basic	$0.56	$0.45	$0.71	$0.50
Diluted	$0.38	$0.29	$0.48	$0.32

Weighted average shares outstanding
Basic	18,633	18,470	18,563	18,450
Diluted	27,611	28,445	27,541	28,498

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2018 and 2017, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Income from continuing operations	$10,075	$7,800	$12,877	$8,451
Loss from discontinued operations	(8,441)	(2,237)	(37,833)	(5,895)
Net income (loss)	1,634	5,563	(24,956)	2,556
Provision for income taxes	3,723	5,414	4,818	5,906
Interest expense, net	8,532	7,990	16,960	16,243
Transaction costs	677	189	837	389
Depreciation and amortization	4,628	5,158	9,229	9,946
Stock-based compensation	246	175	436	356
Net loss from discontinued operations, net of income taxes	8,441	2,237	37,833	5,895
Other (a)	(28)	756	(318)	790
Adjusted EBITDA	$27,853	$27,482	$44,839	$42,081
Net cash paid for interest	(12,742)	(12,157)	(17,176)	(15,314)
Capital expenditures	(4,340)	(4,522)	(8,760)	(8,415)
Cash paid for taxes	(695)	(411)	(1,449)	(552)
Adjusted EBITDA Less Interest, Capex and Taxes	$10,076	$10,392	$17,454	$17,800
(a) Other includes net (gain) loss on sale and retirement of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis and for the twelve months ended June 30, 2018 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018
Net income (loss)	$14,292	$12,746	$(26,590)	$1,634	$2,082
Provision for income taxes	5,074	(18,331)	1,095	3,723	(8,439)
Interest expense, net	8,230	8,279	8,428	8,532	33,469
Transaction costs	218	569	160	677	1,624
Depreciation and amortization	4,833	4,220	4,601	4,628	18,282
Stock-based compensation	200	177	190	246	813
Business realignment costs	—	1,328	—	—	1,328
Goodwill and other intangible impairment charges	—	16,858	—	—	16,858
Net (income) loss from discontinued operations, net of income taxes	(7,001)	(3,743)	29,392	8,441	27,089
Other (a)	187	(227)	(290)	(28)	(358)
Adjusted EBITDA	$26,033	$21,876	$16,986	$27,853	$92,748
(a) Other includes net (gain) loss on sale of assets and other expense (income), net.